EXHIBIT 21

SUBSIDIARIES OF STATE FINANCIAL SERVICES CORPORATION

         Subsidiary Name                                  State of Incorporation

State Financial Bank (Wisconsin)                                       Wisconsin

Hales Corners Development Corporation (1)                              Wisconsin

Hales Corners Investment Corporation (1)                                 Nevada

State Financial Bank - Waterford                                       Wisconsin

Waterford Investment Corporation (2)                                     Nevada

State Financial Mortgage Company                                       Wisconsin

Richmond Bancorp, Inc.                                                  Illinois

State Financial Bank (Illinois) (3)                                     Illinois

State Financial Insurance Agency (4)                                   Wisconsin

Richmond Financial Services, Inc. (3)                                   Illinois

Lokken Chesnut & Cape                                                  Minnesota

Home Federal Savings & Loan Association of Elgin                        Illinois
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(1)  Subsidiary of State Financial Bank
(2)  Subsidiary of State Financial Bank - Waterford
(3)  Subsidiary of Richmond Bancorp, Inc.
(4)  Subsidiary of Richmond Bank